Exhibit 99.1

FireEye Announces Plans to Relaunch as Mandiant, Inc.
at Cyber Defense Summit 2021 and Trade on Nasdaq as MNDT

MILPITAS, Calif., Sept. 22, 2021 – FireEye, Inc. (NASDAQ: FEYE), today announced that it plans to change its corporate name on Monday, October 4, 2021, and relaunch as Mandiant, Inc. at its annual Cyber Defense Summit (CDS) 2021. In connection therewith, the Nasdaq ticker symbol for the company's common stock will change to MNDT at the opening of trading on Tuesday, October 5, 2021.

The plan to change the corporate name and stock ticker symbol follows the announcement on June 2, 2021 that the company entered into a definitive agreement to sell the FireEye Products business, including the FireEye name, to a consortium led by Symphony Technology Group (STG).

“Given the pending sale of the FireEye Products business to Symphony Technology Group, this year’s Cyber Defense Summit is an ideal time to rename and relaunch the company as Mandiant,” said Kevin Mandia, CEO. “Mandiant is focused on helping every organization improve its security posture and better navigate today’s cyber threat landscape.”

The Summit will showcase the Mandiant Advantage SaaS platform. This technology helps scale Mandiant’s frontline expertise and industry-leading threat intelligence to deliver dynamic cyber defense solutions to organizations of all sizes.

Investors and financial analysts are invited to attend the in-person and virtual keynotes and presentations of Cyber Defense Summit 2021. For event details and to register, visit summit.mandiant.com

About Mandiant
Mandiant, a part of FireEye, brings together the world’s leading threat intelligence and frontline expertise with continuous security validation to arm organizations with the tools needed to increase security effectiveness and reduce organizational risk.

About FireEye, Inc.
FireEye is the intelligence-led security company. Working as a seamless, scalable extension of customer security operations, FireEye offers a single platform that blends innovative security technologies, nation-state grade threat intelligence, and world-renowned Mandiant® consulting. With this approach, FireEye eliminates the complexity and burden of cyber security for organizations struggling to prepare for, prevent, and respond to cyber attacks. FireEye has over 10,100 customers across 103 countries, including more than 50 percent of the Forbes Global 2000.

Forward-looking Statements
This press release contains forward-looking statements, including statements regarding the proposed sale transaction and change in corporate name and stock ticker symbol. These forward-looking statements involve risks and uncertainties, as well as assumptions which, if they do not fully materialize or prove incorrect, could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause FireEye’s results to differ materially from those expressed or implied by such forward-looking statements include failure to satisfy any of the conditions to the completion of the proposed sale transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the Asset Purchase Agreement for the proposed sale transaction; and general market, political, economic, and business conditions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in FireEye’s Form 10-Q filed with the Securities and Exchange Commission on August 9, 2021, which should be read in conjunction with these financial results and is available on the Investor Relations section of FireEye’s website at investors.fireeye.com and on the SEC website at www.sec.gov. All forward-looking statements in this press release are based on information available to the company as of the date hereof, and FireEye does not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

© 2021 FireEye, Inc. All rights reserved. FireEye and Mandiant are registered trademarks or trademarks of FireEye, Inc. in the United States and other countries. All other brands, products, or service names are or may be trademarks or service marks of their respective owners.

Contacts:

Media
Media.Relations@FireEye.com

Investors
Investor.Relations@FireEye.com